Exhibit 10.13.2

EXECUTION COPY

NOTE PURCHASE AGREEMENT

by and among

NEWSTAR WAREHOUSE FUNDING 2005 LLC,

as Issuer

NEWSTAR FINANCIAL, INC.,

as Seller and Servicer

and

CITIGROUP GLOBAL MARKETS REALTY CORP.,

as Note Purchaser

Dated as of December 30, 2005

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Schedule I	Information for Notices
Exhibit A	Form of Initial Note
Exhibit B	Notice of Incremental Note Balance
Exhibit C	Form of Borrowing Base Certificate
Exhibit D	Form of Demand Note
Exhibit E	Moody’s Structured Note Model Asset Inputs
Exhibit F	Moody’s Recovery Rate
Exhibit G	Authorized Officers of the Issuer

Appendix A	Definitions and Usage

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NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT, dated as of December 30, 2005 (as amended, supplemented and otherwise modified from time to time, this “Agreement”), by and among NEWSTAR WAREHOUSE FUNDING 2005 LLC, a Delaware limited liability company, as issuer (“Issuer”), NEWSTAR FINANCIAL, INC., a Delaware corporation, as seller (in such capacity, “Seller”) and as servicer (in such capacity, “Servicer”), and CITIGROUP GLOBAL MARKETS REALTY CORP., a Delaware corporation, as Note Purchaser (“Citigroup,” and in its capacity as Note Purchaser hereunder, “Note Purchaser”).

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings set forth in Appendix A to this Agreement. Such Appendix A also contains rules as to usage applicable to this Agreement.

ARTICLE II

CLOSING; PURCHASES OF INCREMENTAL NOTE BALANCES;

INTEREST RATE HEDGES

SECTION 2.01 Closing; Initial Funding Date. The closing (the “Closing”) of the execution of the Basic Documents shall take place at 10:00 a.m. at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036 on December 30, 2005, or if the conditions to closing set forth in Section 4.01 of this Agreement shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied or waived, or at such other time, date and place as the parties shall agree upon (the date of the Closing being referred to herein as the “Closing Date”). On the Closing Date, Issuer shall deliver to Note Purchaser, and Note Purchaser shall acquire from Issuer, the Initial Note, substantially in the form set forth as Exhibit A, having (i) an aggregate initial Note Balance equal to the Incremental Note Balance to be acquired on the Closing Date (or, if no Incremental Note Balance is to be acquired on the Closing Date, zero) and (ii) a maximum Note Balance of $300,000,000, for a purchase price equal to the Note Purchase Price to be paid therefor on such Funding Date pursuant to Section 2.02(b).

SECTION 2.02 Requests for Purchases of Incremental Note Balances.

(a) At any time during the Revolving Period, no later than 12:00 p.m. New York time at least one (1) Business Day prior to a proposed Funding Date, to the extent that the aggregate outstanding Note Balance of the Notes (after giving effect to the proposed purchase) is less than the Note Purchase Obligation Limit, and subject to the terms and conditions hereof and in accordance with the other Basic Documents applicable thereto, Issuer may request that Note Purchaser purchase Incremental Note Balances in a minimum daily amount of $1,000,000 (each such request, a “Notice of Incremental Note Balance”) by delivery of (i) a request to Note

Purchaser in the form attached as Exhibit B, (ii) a Borrowing Base Certificate in the form attached as Exhibit C (which may be delivered as a part of the Notice of Incremental Note Balance) and (iii) such additional information as may be reasonably requested by Note Purchaser. Subject to Section 2.02(c) in the case of a Pre-Funded Purchased Asset, no later than 12:00 p.m., New York Time, on each Funding Date or other Purchase Date, the Issuer shall deliver, or cause to be delivered, to the Note Purchaser and the Custodian, with respect to any Purchased Assets to be included in the Borrowing Base for purposes of such Funding Date or other Purchase Date, (A) the First Deliverable Documents and (B) documentation reasonably satisfactory to the Note Purchaser evidencing that, to the extent not reflected in the related Loan Assignment Document, the Required Consents, if any, have been obtained.

(b) No later than 4:00 p.m., New York Time, on the proposed Funding Date identified in the Notice of Incremental Note Balance, subject to compliance with this Section 2.02 and, subject to and in reliance upon the other terms, conditions, covenants, representations and warranties set forth in this Agreement and in the other Basic Documents, Note Purchaser shall purchase the Incremental Note Balance requested in the Notice of Incremental Note Balance (or, in the case of the first Funding Date, the Initial Note) by payment to or at the direction of the Issuer (or, in the case of a Pre-Funded Purchased Asset, to the Holding Account in accordance with Section 2.02(c)) of a purchase price (each, a “Note Purchase Price”) equal to the amount of such Incremental Note Balance (the date on which any such purchase occurs, a “Funding Date”) as provided in Section 3.0l(c).

(c) Notwithstanding the last sentence of Section 2.02(a), in the case of a Purchased Asset to be included in the Borrowing Base for purposes of any Funding Date that is originated on or around such Funding Date, such that it is commercially impracticable to deliver the First Deliverable Documents on such Funding Date (any such Asset, a “Pre-Funded Purchased Asset”), the First Deliverable Documents instead may be delivered in accordance with the procedures set forth in this Section 2.02(c). In the case of a Pre-Funded Purchased Asset, subject to all of the conditions to purchase of Incremental Note Balance set forth in this Agreement and the other Basic Documents, save for the delivery of the First Deliverable Documents on the Funding Date, Note Purchaser shall deposit the amount of the related Note Purchase Price into the Holding Account. Upon receipt by the Indenture Trustee of notice from the Custodian that the Custodian has received from the Seller the First Deliverable Documents with respect to the applicable Purchased Asset, and so long as the Indenture Trustee has not received notice that an Event of Default or Potential Event of Default has occurred and is continuing or the conditions to funding hereunder otherwise have not been satisfied, the Indenture Trustee shall make available to the Issuer in same day funds, at such bank or other location reasonably designated by the Issuer in the Notice of Incremental Note Balance delivered pursuant to Section 2.02(a), the funds held in the Holding Account in respect of such Purchased Asset; provided, however, that in the event that such First Deliverable Documents are delivered to the Custodian after 4:30 p.m., or such later time as the Indenture Trustee may agree, on any day, the Indenture Trustee shall make such funds available to the Issuer on the next succeeding Business Day; provided, further, that in the event that the applicable First Deliverable Documents with respect to any such Purchased Asset are not delivered to the Custodian (with a copy to the Note Purchaser) within two Business Days of the Funding Date, the Indenture Trustee shall cause the funds on deposit in the Holding Account in respect of such Purchased Asset accrued thereon to be paid to the Noteholders, pro rata, as a prepayment of principal of the

Notes, in reduction of the Note Balance, unless both the Note Purchaser and the Issuer direct the Indenture Trustee to retain such funds in the Holding Account for a longer period of time and specify the end date of such period. Any investment earnings on amounts on deposit in the Holding Account shall be deposited into the Interest Collection Subaccount to be applied as a part of Collections on the related Payment Date in accordance with the Indenture. The Seller shall provide copies of the First Deliverable Documents with respect to any Pre-Funded Purchased Asset to the Note Purchaser, simultaneously with the delivery of such documents to the Indenture Trustee.

SECTION 2.03 Annual Credit Review. No later than 30 days prior to each Scheduled Termination Date, Note Purchaser shall present the transactions contemplated by the Basic Documents (including risks to the Note Purchaser relating to (i) the Notes held by Note Purchaser and (ii) Note Purchaser’s obligations to purchase Incremental Note Balances under this Agreement) to its credit committee (such process, the “Annual Credit Review”). If Note Purchaser’s credit committee approves the continuation of the Revolving Period (which approval may be withheld or granted in the sole discretion of such committee) prior to the end of the then current Revolving Period, then the Annual Credit Review will have been completed in a satisfactory manner and the Revolving Period will be renewed for an additional term of 364 days pursuant to Section 2.7(b) of the Sale and Servicing Agreement; otherwise, the Revolving Period shall terminate pursuant to the proviso to Section 2.7(b) of the Sale and Servicing Agreement. No later than 20 days prior to each Scheduled Termination Date, the Note Purchaser will inform the Seller, Servicer and Issuer of the status of the Annual Credit Review. Not later than the earlier to occur of (i) two Business Days following the completion of each Annual Credit Review and (ii) the last Business Day of the Revolving Period, Note Purchaser will notify Seller, Servicer and Issuer as to whether or not the Revolving Period has been terminated. If the Note Purchaser does not provide such notice within the time period described in the preceding sentence, then the Revolving Period shall terminate on the last day of the current Revolving Period.

SECTION 2.04 Interest Rate Hedges. Issuer may enter into Interest Rate Hedges from time to time with respect to any Eligible Asset that bears interest at a fixed rate; provided, however, that Issuer shall enter into, and Servicer shall cause Issuer to enter into, an Interest Rate Hedge only if (i) Issuer has delivered, or caused to be delivered, a complete set of the final documents with respect to such Interest Rate Hedge (including the identity of the related Hedge Counterparty) and (ii) Note Purchaser has delivered to Issuer its prior written consent to the Issuer’s entering into such Interest Rate Hedge (which consent may be delivered or withheld in the reasonable discretion of Note Purchaser). Issuer shall not amend, waive, terminate, increase or decrease the notional balance of, or otherwise modify the terms of, any Interest Rate Hedge, unless the Note Purchaser has delivered its prior written consent thereto (which consent may be delivered or withheld in the reasonable discretion of Note Purchaser). Note Purchaser shall not be responsible for, and shall have no liability to Issuer, Indenture Trustee, Seller or Servicer for, any approval of the terms of, or failure to approve any Interest Rate Hedge, the Issuer’s entry into, or failure to enter into any Interest Rate Hedge, or the structure or terms of any Interest Rate Hedge.

SECTION 2.05 Unused Fee. Note Purchaser shall be entitled to receive from Issuer, and Issuer shall pay to Note Purchaser, the Unused Fee Amount on each Payment Date.

SECTION 2.06 Up-Front Fee. On the earlier of (i) January 31, 2006 and (ii) the first Funding Date, Issuer shall pay (and, if the Issuer does not pay, the Seller shall pay) to the Note Purchaser, by wire transfer to an account designated by the Note Purchaser in immediately available funds, the sum of $1,500,000 as an up-front fee (such fee, the “Up-Front Fee”).

ARTICLE III

FUNDING DATES

SECTION 3.01 Funding Dates. (a) Note Purchaser’s purchase of Incremental Note Balances shall be subject to the satisfaction, as of the applicable Funding Date or proposed Funding Date, of each of the following additional conditions:

(i) Each document required to be provided pursuant to Section 2.02 shall have been provided to Note Purchaser;

(ii) Each condition set forth in Article II and Article V of the Sale and Servicing Agreement shall have been satisfied;

(iii) Each of the representations and warranties of Issuer, Servicer and Seller made in the Basic Documents shall be true and correct as of such date (except to the extent they expressly relate to an earlier or later time);

(iv) Issuer, Servicer and Seller shall be in compliance with all of their respective covenants contained in the Basic Documents;

(v) No Event of Default or Potential Event of Default shall have occurred and be continuing or would occur as a result of the purchase of Incremental Note Balances proposed to occur on the Funding Date;

(vi) After giving effect to the purchase of Incremental Note Balances that is proposed to occur on the Funding Date, the Note Balance would not exceed the Borrowing Base or the Note Purchase Obligation Limit;

(vii) Note Purchaser shall have received evidence reasonably satisfactory to it of the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of Note Purchaser, desirable to perfect or evidence ownership interest of Issuer and the security interest of Indenture Trustee in the Purchased Assets; and

(viii) in the case of the first Funding Date, (i) Seller shall have made a capital contribution in the amount of the Up-Front Fee to Issuer and (ii) Issuer shall have paid the Up-Front Fee to the Note Purchaser, in each case on or prior to such first Funding Date (or, if earlier, the date on which such amount was due pursuant to Section 2.06.

(b) Note Purchaser shall determine in its reasonable discretion whether each of the above conditions have been met and its determination shall be binding on the parties hereto.

(c) Except as otherwise specified in Section 2.02(c), the price paid by Note Purchaser on each Funding Date for the Incremental Note Balance purchased on such Funding Date shall be equal to the amount of such Incremental Note Balance, and shall be remitted not later than 4:00 p.m. New York City time on the Funding Date by wire transfer of immediately available funds to or at the direction of Issuer or the Servicer on behalf of Issuer (in accordance with the wiring instructions to be provided by Issuer or the Servicer on behalf of the Issuer).

(d) Note Purchaser shall record on the schedule attached to the Initial Note, the date and amount of any Incremental Note Balance purchased by it; provided, that failure to make such recordation on such schedule or any error in such schedule shall not adversely affect Note Purchaser’s rights with respect to its Note Balance and its right to receive interest payments in respect of the Note Balance actually held. Absent manifest error, the Note Balance of the Initial Note as set forth in Note Purchaser’s records shall be binding upon the parties hereto, notwithstanding any notation or record made or kept by any other party hereto.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.01 Closing Subject to Conditions Precedent. The Closing of the Basic Documents is subject to the satisfaction at the time of the Closing of the following conditions (any or all of which may be waived by Note Purchaser in its sole discretion):

(a) Performance by Issuer, Servicer and Seller. All the terms, covenants, agreements and conditions of the Basic Documents to be complied with and performed by Issuer, Servicer and Seller on or before the Closing Date shall have been complied with and performed in all material respects.

(b) Representations and Warranties. Each of the representations and warranties of Issuer, the Servicer and Seller made in the Basic Documents shall be true and correct in all material respects as of the Closing Date (except to the extent they expressly relate to an earlier or later time).

(c) Officer’s Certificate. Note Purchaser shall have received in form and substance reasonably satisfactory to Note Purchaser an Officer’s Certificate from Seller and Servicer and a certificate of an Authorized Officer of Issuer, dated the Closing Date, certifying to the satisfaction of the conditions set forth in the preceding paragraphs (a) and (b).

(d) Capital Contribution (Demand Note). Issuer shall have delivered to Note Purchaser a Demand Note, executed by the Seller, in the form attached as Exhibit D.

(e) Capital Contribution (Expenses). Seller shall have made a capital contribution to the Issuer in the amount of the expenses payable by the Issuer pursuant to SECTION 10.13(a)(i).

(f) Opinions of Counsel to Issuer, Seller and Servicer. Counsel to Issuer, Seller and Servicer shall have delivered to Note Purchaser opinions, dated as of the Closing Date and reasonably satisfactory in form and substance to Note Purchaser and its counsel.

(g) Opinion of Counsel to Indenture Trustee. Counsel to Indenture Trustee shall have delivered to Note Purchaser a favorable opinion, dated as of the Closing Date and reasonably satisfactory in form and substance to Note Purchaser and its counsel.

(h) Filings and Recordations. Within ten (10) days of the Closing Date and on or prior to each Funding Date, Note Purchaser shall have received evidence reasonably satisfactory to it of (i) the completion of all recordings, registrations and filings as may be necessary or, in the reasonable opinion of Note Purchaser, desirable to perfect or evidence the assignment by Seller to Issuer of Seller’s ownership interest in the Collateral including, without limitation, the Purchased Assets (including the Lender Collateral relating to any Purchased Assets) and the proceeds thereof and (ii) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of Note Purchaser, desirable to perfect or evidence the grant of a first priority perfected security interest in Issuer’s ownership interest in the Collateral including, without limitation, any Purchased Assets to be acquired from time to time pursuant to the Sale and Servicing Agreement, in favor of Indenture Trustee, subject to no Liens prior to the Lien of the Indenture.

(i) Documents. Note Purchaser shall have received a duly executed counterpart of each of the Basic Documents, in form mutually acceptable to Note Purchaser, Seller, Issuer and Servicer, the Initial Note and each and every document or certification delivered by any party in connection with any of the Basic Documents or the Initial Note, and each such document shall be in full force and effect.

(j) Actions or Proceedings. No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, any of the transactions contemplated by the Basic Documents, the Initial Note and the documents related thereto in any material respect.

(k) Approvals and Consents. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Basic Documents, the Initial Note and the documents related thereto shall have been obtained or made.

(1) Accounts. Note Purchaser shall have received evidence reasonably satisfactory to it that the Collection Account has been established in accordance with the terms of the Sale and Servicing Agreement.

(m) Other Documents. Issuer, Seller and Servicer shall have furnished to Note Purchaser such other opinions, information, certificates and documents as Note Purchaser may reasonably request.

(n) Proceedings in Contemplation of Sale of Initial Note. All actions and proceedings undertaken by Issuer, Seller and Servicer in connection with the issuance and sale of the Initial Note as herein contemplated shall be reasonably satisfactory in all respects to Note Purchaser and its counsel.

If any condition specified in this Section 4.01 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Note Purchaser by notice to Seller at any time at or prior to the Closing Date, and Note Purchaser shall incur no liability as a result of such termination.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF

ISSUER, SELLER AND SERVICER

SECTION 5.01 Representations and Warranties of Issuer. Issuer hereby makes the following representations and warranties to Note Purchaser, as of the Closing Date, and as of each Funding Date, and Note Purchaser shall be deemed to have relied on such representations and warranties in acquiring the Initial Note on the Closing Date and in making purchases of Incremental Note Balances on each Funding Date:

(a) Issuer has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, with requisite power and authority to own its properties and to transact the business in which it is now engaged, and is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would reasonably be expected to have a material adverse effect on Issuer or any adverse effect on the interests of Note Purchaser.

(b) The issuance, sale, assignment and conveyance of the Initial Note and the Incremental Note Balances, the performance of Issuer’s obligations under each Basic Document to which it is a party and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Basic Documents), charge or encumbrance upon any of the property or assets of Issuer pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its organizational documents or any Governmental Rule applicable to Issuer, in each case which could reasonably be expected to have a material adverse effect on the transactions contemplated therein.

(c) No Governmental Action which has not been obtained is required by or with respect to Issuer in connection with the execution and delivery to Note Purchaser of the Initial Note. No Governmental Action which has not been obtained is required by or with respect to Issuer in connection with the execution and delivery of any of the Basic Documents to which Issuer is a party or the consummation by Issuer of the transactions contemplated thereby except for any requirements under state securities or “blue sky” laws in connection with any transfer of the Initial Note.

(d) Issuer possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, would reasonably be expected to materially and adversely affect its condition, financial or otherwise, or its earnings, business affairs or business prospects.

(e) Each of the Basic Documents to which Issuer is a party has been duly authorized, executed and delivered by Issuer and is a valid and legally binding obligation of Issuer, enforceable against Issuer in accordance with its terms, subject to enforcement of bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(f) The execution, delivery and performance by Issuer of each of its obligations under each of the Basic Documents to which it is a party will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which Issuer is a party or by which Issuer is bound or to which any of its properties are subject or of any statute, order or regulation applicable to Issuer of any court, regulatory body, administrative agency or governmental body having jurisdiction over Issuer or any of its properties, in each case which could reasonably be expected to have a material adverse effect on any of the transactions contemplated therein.

(g) Issuer is not in violation of its organizational documents or in default under any agreement, indenture or instrument the effect of which violation or default would be material to Issuer or the transactions contemplated by the Basic Documents. Issuer is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over Issuer that would reasonably be expected to materially and adversely affect (i) the ability of Issuer to perform its obligations under any of the Basic Documents to which it is a party or (ii) the business, operations, financial condition, properties, assets or prospects of Issuer.

(h) There are no actions or proceedings against, or investigations of, Issuer pending, or, to the knowledge of Issuer threatened, before any Governmental Authority, court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of any of the Basic Documents, or (ii) seeking to prevent the issuance of the Initial Note or the consummation of any of the transactions contemplated by the Basic Documents or the Initial Note, or (iii) that could reasonably be expected to materially and adversely affect the business, operations, financial condition, properties, assets or prospects of Issuer or the validity or enforceability of, or the performance by Issuer of its respective obligations under, any of the Basic Documents to which it is a party or (iv) seeking to affect adversely the income tax attributes of the Initial Note.

(i) Issuer is not, and neither the issuance and sale of the Initial Note or the sale of Incremental Note Balances to Note Purchaser nor the activities of Issuer pursuant to the Basic Documents, shall render Issuer an, “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act or the Issuer is exempt from the provisions of the Investment Company Act. Furthermore, but without limiting the above, Issuer has not and will not acquire or dispose of the Loans for the primary purpose of recognizing market gains or decreasing market losses.

(j) It is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(k) Issuer is solvent and has adequate capital for its business and undertakings.

(l) The chief executive offices of Issuer are located at 500 Boylston Street, Suite 1600, Boston, MA, 02116, or such other address as shall be designated by Issuer in a written notice to the other parties hereto.

(m) There are no contracts, agreements or understandings between Issuer and any Person granting such Person the right to require the filing at any time of a registration statement under the Securities Act with respect to the Initial Note or any Incremental Note Balances.

(n) No Potential Event of Default or Event of Default has occurred and is continuing.

(o) As of the initial Funding Date, the Initial Note has been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Note Purchaser in accordance with this Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of the Indenture.

(p) Subject to the last sentence in Section 7.01, all information furnished by the Issuer to the Note Purchaser is true and correct in all material respects as of the date specified in such information (or, if no date is specified therein, the date on which such information was provided to the Note Purchaser). Subject to the last sentence in Section 7.01, all information hereafter furnished by the Issuer to the Note Purchaser will be true and correct in all material respects.

SECTION 5.02 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Note Purchaser, as of the Closing Date, and as of each Funding Date, and Note Purchaser shall be deemed to have relied on such representations and warranties in acquiring the Initial Note on the Closing Date and in making purchases of Incremental Note Balances on each Funding Date:

(a) Seller has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with full power and authority to own their respective properties and to transact the business in which it is now engaged, and each is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would reasonably be expected to have a material adverse effect on Issuer or any adverse effect on the interests of Note Purchaser.

(b) The issuance, sale, assignment and conveyance of the Initial Note and the Incremental Note Balances, the performance of the Seller’s obligations under each Basic Document to which it is a party and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of Seller pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Seller is bound or to which any of the property or assets of Seller is subject, nor will such action result in any violation of the provisions of the organizational documents or any Governmental Rule applicable to Seller, in each case which could reasonably be expected to have a material adverse effect on the transactions contemplated therein.

(c) No Governmental Action which has not been obtained is required by or with respect to Seller in connection with the execution and delivery of any of the Basic Documents to which Seller is a party or the consummation by Seller of the transactions contemplated thereby.

(d) Seller possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, would reasonably be expected to materially and adversely affect its condition, financial or otherwise, or its earnings, business affairs or business prospects.

(e) Each of the Basic Documents to which Seller is a party has been duly authorized, executed and delivered by Seller and is a valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms, subject to enforcement of bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(f) The execution, delivery and performance by Seller of each of its obligations under each of the Basic Documents to which it is a party will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which Seller is a party or by which Seller is bound or to which any of its properties are subject or of any statute, order or regulation applicable to Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller or any of its properties, in each case which could reasonably be expected to have a material adverse effect on any of the transactions contemplated therein.

(g) Seller is not in violation of its organizational documents or in default under any agreement, indenture or instrument the effect of which violation or default would be material to Seller or the transactions contemplated by the Basic Documents. Seller is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller that would reasonably be expected to materially and adversely affect (i) the ability of Seller to perform its obligations under any of the Basic Documents to which it is a party or (ii) the business, operations, financial condition, properties, assets or prospects of Seller.

(h) There are no actions or proceedings against, or investigations of, Seller pending, or, to the knowledge of Seller, threatened, before any Governmental Authority, court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of any of the Basic Documents, or (ii) seeking to prevent the issuance of the Initial Note or the consummation of any of the transactions contemplated by the Basic Documents or the Initial Note, or (iii) that could reasonably be expected to materially and adversely affect the business, operations, financial condition, properties, assets or prospects of Seller or the validity or enforceability of, or the performance by Seller of its obligations under, any of the Basic Documents to which it is a party or (iv) seeking to affect adversely the income tax attributes of the Initial Note.

(i) Seller is not, and the activities of Seller pursuant to the Basic Documents shall not render Seller an, “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act or Seller is exempt from the provisions of the Investment Company Act.

(j) Seller is solvent and has adequate capital for its business and undertakings.

(k) The chief executive offices of Seller are located at 500 Boylston Street, Suite 1600, Boston, MA, 02116, or such other address as shall be designated by Seller in a written notice to the other parties hereto.

(1) No Potential Event of Default, Event of Default, Servicer Event of Default or event that with the passage of time or the giving of notice or both would constitute a Servicer Event of Default has occurred and is continuing.

(m) Subject to the last sentence in Section 7.01, all information furnished by the Seller to the Note Purchaser is true and correct in all material respects as of the date specified in such information (or, if no date is specified therein, the date on which such information was provided to the Note Purchaser). Subject to the last sentence in Section 7.01, all information hereafter furnished by the Seller to the Note Purchaser will be true and correct in all material respects.

SECTION 5.03 Representations and Warranties of Servicer. Servicer hereby makes the following representations and warranties to Note Purchaser, as of the Closing Date, and as of each Funding Date, and Note Purchaser shall be deemed to have relied on such representations and warranties in acquiring the Initial Note on the Closing Date and in making purchases of Incremental Note Balances on each Funding Date:

(a) Servicer has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with full power and authority to own its properties and to transact the business in which it is now engaged, and is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing would reasonably be expected to have a material adverse effect on Issuer or any adverse effect on the interests of Note Purchaser.

(b) The issuance, sale, assignment and conveyance of the Initial Note and the Incremental Note Balances, the performance of the obligations of Servicer under each Basic Document to which it is a party and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of Servicer pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Servicer is bound or to which any of the property or assets of Servicer is subject, nor will such action result in any violation of the provisions of the organizational documents or any Governmental Rule applicable to Servicer, in each case which could reasonably be expected to have a material adverse effect on the transactions contemplated therein.

(c) No Governmental Action which has not been obtained is required by or with respect to Servicer in connection with the execution and delivery of any of the Basic Documents to which Servicer is a party or the consummation by Servicer of the transactions contemplated thereby.

(d) Servicer possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, would reasonably be expected to materially and adversely affect its condition, financial or otherwise, or its earnings, business affairs or business prospects.

(e) Each of the Basic Documents to which Servicer is a party has been duly authorized, executed and delivered by Servicer, and is a valid and legally binding obligation of Servicer, enforceable against Servicer in accordance with its terms, subject to enforcement of bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(f) The execution, delivery and performance by Servicer of each of its obligations under each of the Basic Documents to which it is a party will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which Servicer is a party or by which Servicer is bound or to which any of its properties are subject or of any statute, order or regulation applicable to Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over Servicer or any of its properties, in each case which could reasonably be expected to have a material adverse effect on any of the transactions contemplated therein.

(g) Servicer is not in violation of its organizational documents or in default under any agreement, indenture or instrument the effect of which violation or default would be material to Servicer or the transactions contemplated by the Basic Documents. Servicer is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over Servicer that would reasonably be expected to materially and adversely affect (i) the ability of Servicer to perform its obligations under any of the Basic Documents to which it is a party or (ii) the business, operations, financial condition, properties, assets or prospects of Servicer.

(h) There are no actions or proceedings against, or investigations of, Servicer pending, or, to the knowledge of Servicer, threatened, before any Governmental Authority, court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of any of the Basic Documents, or (ii) seeking to prevent the issuance of the Initial Note or the consummation of any of the transactions contemplated by the Basic Documents or the Initial Note, or (iii) that could reasonably be expected to materially and adversely affect the business, operations, financial condition, properties, assets or prospects of Servicer or the validity or enforceability of, or the performance by Servicer of its obligations under, any of the Basic Documents to which it is a party or (iv) seeking to affect adversely the income tax attributes of the Initial Note.

(i) Servicer is not, and the activities of Servicer pursuant to the Basic Documents shall not render Servicer an, “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act or Servicer is exempt from the provisions of the Investment Company Act.

(j) Servicer is solvent and has adequate capital for its business and undertakings.

(k) The chief executive offices of Servicer are located at 500 Boylston Street, Suite 1600, Boston, MA, 02116, such other address as shall be designated by Servicer in a written notice to the other parties hereto.

(1) No Potential Event of Default, Event of Default, Servicer Event of Default or Potential Servicer Event of Default has occurred and is continuing.

(m) Subject to the last sentence in Section 7.01, all information furnished by Servicer to Note Purchaser is true and correct in all material respects as of the date specified in such information (or, if no date is specified therein, the date on which such information was provided to Note Purchaser). Subject to the last sentence in Section 7.01, all information hereafter furnished by Servicer to Note Purchaser will be true and correct in all material respects.

SECTION 5.04 Securities Act. Issuer hereby makes the following representations and warranties to Note Purchaser, as of the Closing Date, and as of each Funding Date, and Note Purchaser shall be deemed to have relied on such representations and warranties in acquiring the Initial Note on the Closing Date and in making purchases of Incremental Note Balances on each Funding Date:

(a) Assuming the accuracy of the representations and warranties of and compliance with the covenants of Note Purchaser contained herein, the sale of the Initial Note and the sale of Incremental Note Balances pursuant to this Agreement are each exempt from the registration and prospectus delivery requirements of the Securities Act.

(b) In the case of the offer or sale of the Initial Note, no form of general solicitation or general advertising was used by Issuer, any Affiliates of Issuer or any person acting on its or their behalf, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(c) Neither Issuer, any Affiliates of Issuer nor any Person acting on its or their behalf has offered or sold, nor will Issuer or any Person acting on its behalf offer or sell directly or indirectly, the Initial Note or any other security in any manner that, assuming the accuracy of the representations and warranties and the performance of the covenants given by Note Purchaser and compliance with the applicable provisions of the Indenture with respect to each transfer of the Initial Note, would render the issuance and sale of the Initial Note as contemplated hereby a violation of Section 5 of the Securities Act or the registration or qualification requirements of any state securities laws, nor has any such Person authorized, nor will it authorize, any Person to act in such manner.

SECTION 5.05 No Fee. Neither Issuer, nor Seller, nor any of their Affiliates has paid or agreed to pay to any Person any compensation for soliciting another to purchase the Initial Note.

SECTION 5.06 Information. Subject to the last sentence in Section 7.01, the information provided pursuant to Section 7.01(a) hereof will, at the date thereof (or at the date referred to therein), be true and correct in all material respects.

SECTION 5.07 The Initial Note. The Initial Note has been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture, and delivered to and paid for in accordance with this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture.

SECTION 5.08 Use of Proceeds. The Issuer will apply the proceeds of the Note Purchase Price paid to the Issuer on each Funding Date solely to pay, pursuant to Section 2.6(a) of the Sale and Servicing Agreement, the Asset Purchase Price for the Purchased Assets or to make distributions to its members in accordance with the Basic Documents. None of the transactions contemplated herein (including, without limitation, the use of the proceeds from the sale of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Seller does not own or intend to carry or purchase, and no proceeds from any Asset Purchase Price will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

SECTION 5.09 Representations and Warranties. Each of Seller and Servicer, solely, with respect to itself, hereby makes directly to Note Purchaser each of the representations, warranties and covenants set forth for the benefit of Issuer or Note Purchaser in the Sale and Servicing Agreement as of the Closing Date and as of each Funding Date (except to the extent that any such representation, warranty or covenant is expressly made as of another date). Seller represents and warrants (and, as of each Purchase Date, shall be deemed to represent and warrant) to and for the benefit of Note Purchaser with respect to each Purchased Asset, that such Purchased Asset satisfies the Loan Eligibility Criteria as of the Purchase Date with respect to such Purchased Asset.

SECTION 5.10 Taxes, etc. Any taxes, fees and other charges of Governmental Authorities applicable to Issuer or to Seller, as applicable (except for franchise or income taxes), in connection with the execution, delivery and performance by each of Issuer and Seller of each Basic Document to which it is a party, the issuance of the Initial Note by Issuer or otherwise applicable to Issuer or Seller in connection with the Collateral have been paid or will be paid by Issuer or Seller, as applicable, at or prior to the Closing Date or Funding Date, to the extent then due.

SECTION 5.11 Financial Condition. On the date hereof and on each Funding Date, neither Issuer nor Seller is subject to an Insolvency Event or has reason to believe that its insolvency is imminent.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

WITH RESPECT TO NOTE PURCHASER

SECTION 6.01 Representations and Warranties. Note Purchaser hereby makes the following representations and warranties, as to itself, to Issuer, Seller and Servicer on which the same are relying in entering into this Agreement and the other Basic Documents.

(a) Organization. Note Purchaser has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization with power and authority to own its properties and to transact the business in which it is now engaged.

(b) Authority, etc. Note Purchaser has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions herein contemplated. The execution and delivery by Note Purchaser of this Agreement and the consummation by Note Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary organizational action on the part of Note Purchaser. This Agreement has been duly and validly executed and delivered by Note Purchaser and constitutes a legal, valid and binding obligation of Note Purchaser, enforceable against Note Purchaser in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, insolvency, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. Neither the execution and delivery by Note Purchaser of this Agreement nor the consummation by Note Purchaser of any of the transactions contemplated hereby, nor the fulfillment by Note Purchaser of the terms hereof, will conflict with, or violate, result in a breach of or constitute a default under any term or provision of Note Purchaser’s organizational documents or any Governmental Rule applicable to Note Purchaser.

(c) Institutional Accredited Investor. Note Purchaser satisfies the requirements set forth in Section 2.4(h) of the Indenture with respect to the acquisition of the Initial Note.

(d) Securities Act. Note Purchaser will acquire the Initial Note pursuant to this Agreement without a view to any public distribution thereof, and will not offer to sell or otherwise dispose of the Initial Note (or any interest therein) in violation of any of the registration requirements of the Securities Act or any applicable state or other securities laws, or by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) and will comply with the requirements of the Indenture. Note Purchaser acknowledges that it has no right to require Issuer or any other Person to register the Initial Note under the Securities Act or any other securities law.

(e) Conflicts With Law. The execution, delivery and performance by Note Purchaser of its obligations under this Agreement will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which Note Purchaser is a party or by which Note Purchaser is bound or of any statute, order or regulation applicable to Note Purchaser of any court, regulatory body, administrative agency or governmental body having jurisdiction over Note Purchaser, in each case which could be expected to have a material adverse effect on the transactions contemplated therein.

(f) Conflicts With Agreements, etc. Note Purchaser is not in violation of its organizational documents or in default under any agreement, indenture or instrument the effect of which violation or default would be materially adverse to Note Purchaser in the performance of its obligations or duties under any of the Basic Documents to which it is a party. Note Purchaser is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over Note Purchaser that materially and adversely affects, or which could be expected in the future to materially and adversely affect the ability of Note Purchaser to perform its obligations under this Agreement.

ARTICLE VII

COVENANTS OF ISSUER AND SERVICER

SECTION 7.01 Information from Issuer. So long as the Initial Note remains outstanding, Issuer, Seller and Servicer shall furnish, or cause to be furnished, to Note Purchaser and to the Indenture Trustee (for distribution to each Noteholder):

(a) such information (including financial information), documents, records or reports with respect to the Collateral, including, without limitation, the Loans and the Lender Collateral, as Note Purchaser may from time to time reasonably request; provided, that Issuer or Servicer is not prohibited (i) under the terms of the Loan Documents from obtaining such information (unless such information is otherwise available) or (ii) under any Governmental Rules or by confidentiality restrictions under the Loan Documents from providing such information to Note Purchaser;

(b) as soon as possible and in any event within five (5) Business Days after the Issuer or Servicer, as applicable, has actual knowledge of the occurrence thereof, notice of each Event of Default, each Potential Event of Default, each Servicer Event of Default and each Potential Servicer Event of Default; and

(c) promptly and in any event within thirty (30) days after the occurrence thereof, written notice of a change in address of the chief executive office or jurisdiction of organization of Issuer or Seller, as applicable.

None of Seller, the Servicer nor the Issuer shall have any liability pursuant to Section 4.01(m) or SECTION 7.01 of this Agreement, or pursuant to Section 6.9(c) of the Sale and Servicing Agreement for any inaccuracy or error in any information provided by any of them to any other Person as required pursuant to this Agreement or the Sale and Servicing Agreement, as the case may be, which information is inaccurate, untimely or incomplete as a result of inaccurate, untimely or incomplete information or data being received from any Person that is not the Purchaser, the Seller, the Issuer, the Servicer or an Affiliate, subservicer or agent of any of the foregoing; provided, that this paragraph shall not apply to the extent that Seller, Servicer or Issuer had notice or knowledge (or should have been aware, after reasonable investigation) of any such inaccuracy or incompleteness (unless such inaccuracy or incompleteness is disclosed to the Person to whom the Seller, Servicer or the Issuer provides such information pursuant to this Agreement or the other applicable Basic Document.

SECTION 7.02 Access to Information. So long as the Initial Note remains outstanding, each of Issuer and Servicer shall, on reasonable request from time to time during regular business hours, permit Note Purchaser, or its agents or representatives to:

(a) examine all books, records and documents (including computer tapes and disks) in the possession or under the control of Issuer or Servicer relating to the Purchased Assets or the Basic Documents as may be requested, and

(b) visit the offices and property of Issuer and Servicer for the purpose of examining such materials described in clause (a) above.

SECTION 7.03 Ownership and Security Interests; Further Assurances. Seller will take all action reasonably necessary to maintain Issuer’s ownership interest in the Purchased Assets and the other items sold pursuant to Article II of the Sale and Servicing Agreement. Issuer and Servicer, on behalf of Issuer, will take all action necessary to maintain Indenture Trustee’s security interest in the Eligible Assets and the other items pledged to Indenture Trustee pursuant to the Indenture.

Issuer and Servicer, on behalf of Issuer, agree to take any and all acts and to execute any and all further instruments reasonably necessary or requested by Note Purchaser to more fully effect the purposes of this Agreement.

SECTION 7.04 Covenants. Issuer, Seller and Servicer shall each duly observe and perform each of their respective covenants set forth in each of the Basic Documents to which they are parties which shall in each case be deemed to be for the benefit of Note Purchaser.

SECTION 7.05 Amendments. None of Issuer, Servicer or Seller shall make, or permit any Person to make, any amendment, modification or change to, or provide any waiver under any Basic Document to which Issuer, Servicer or Seller, as applicable, is a party without the prior written consent of Note Purchaser, on behalf of the Noteholders.

SECTION 7.06 With Respect to the Exempt Status of the Initial Note.

(a) Neither Issuer nor Seller, nor any of their respective Affiliates, nor any Person acting on their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Initial Note under the Securities Act.

(b) Neither Issuer nor Seller, nor any of their Affiliates, nor any Person acting on their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with any offer or sale of the Initial Note.

SECTION 7.07 Enforcement Costs.

(a) To the extent not previously paid by the Issuer on demand, Seller shall pay all amounts required to be paid by the Issuer pursuant to SECTION 10.13.

(b) The Servicer shall pay, on the first Payment Date that is at least 10 Business Days after demand therefor, all reasonable costs and expenses incurred by Note Purchaser in connection with the enforcement of any obligation of the Servicer under the Indenture, this Agreement or any other Basic Document or any breach of representation, warranty or covenant of Servicer under any Basic Document (including Attorney Costs for one law firm and any necessary local counsel).

(c) The Seller shall pay, on the first Payment Date that is at least 10 Business Days after demand therefor, all reasonable costs and expenses incurred by Note Purchaser in connection with the enforcement of any obligation of the Seller under the Indenture, this Agreement or any other Basic Document or any breach of representation, warranty or covenant of Seller under any Basic Document (including Attorney Costs for one law firm and any necessary local counsel).

SECTION 7.08 Demand Note. Issuer shall not make any demand for payment under the Demand Note (whether in respect of principal or interest), except at the prior written direction of Note Purchaser. Note Purchaser shall be entitled to direct the Issuer to demand, and Issuer shall demand, payment of the amount designated by Note Purchaser under the Demand Note to cure or cover the related deficiency at any time in the event that (i) a Borrowing Base Deficiency is continuing, (ii) there are insufficient funds on any Payment Date to be applied to make the net payments due by Issuer under any Interest Rate Hedge or (iii) following an Event of Default, acceleration of the Notes and sale of the Collateral pursuant to Article V of the Indenture, the amounts realized upon the sale of the Collateral are insufficient to pay in full the amounts due under the Notes and the other amounts due under the Indenture. To the extent that the Indenture Trustee has foreclosed upon, or otherwise obtained possession of, the Demand Note, the Note Purchaser shall direct the Indenture Trustee to demand payment under the Demand Note pursuant to Section 5.18 of the Indenture only if and to the extent that the Note Purchaser would be permitted to direct the Issuer to demand payment under the Demand Note pursuant to and in accordance with the immediately preceding sentence. Issuer shall make any demand for payment pursuant to this SECTION 7.08 not later than the 2nd Business Day following written notice by Note Purchaser to Issuer requesting such demand. Any amounts received from Seller pursuant to any such demand shall be deposited into the Collection Account and applied as a part of Collections on the Payment Date on or after the date on which such amounts were received pursuant to Section 8.2(b) of the Indenture.

SECTION 7.09 Fixed Rate Adjustment Amount. Note Purchaser may from time to time designate a Fixed Rate Adjustment Amount with respect to any Eligible Asset that bears interest at a fixed rate and as to which there is no corresponding Interest Rate Hedge, by notice in writing to Seller and Servicer. The Fixed Rate Adjustment Amount for each such Eligible Asset shall be determined by Note Purchaser pursuant to the following methodology: As of any date of determination: (i) the Outstanding Principal Balance of the Purchased Asset minus (ii) the net present value of the future cash flows of the Purchased Asset, using a discount rate equal to the sum of (i) the interpolated treasury rate with a maturity equal to the remaining duration of the Purchased Asset plus (b) the credit spread of the Purchased Asset at the time of origination.

SECTION 7.10 Moody’s Structured Note Model Procedures; Determination of Borrowing Base.

(a) The Servicer will provide to the Note Purchaser, no later than 12:00 noon (New York City time) on (i) the 10th Business Day prior to the first Funding Date and (ii) thereafter, on the second Business Day following each Determination Date (each, a “Ratings Determination Date”). (A) the asset inputs identified on Exhibit E (the “Asset Inputs”) and (B) an updated Borrowing Base Certificate.

(b) In applying the Moody’s Structured Note Model to the Purchased Assets, each Related Loan that is a Delinquent Asset or Foreclosed Loan shall be assigned a value equal to the product of (i) the Outstanding Principal Balance of such Delinquent Asset or Foreclosed Loan times (ii) the applicable Moody’s Recovery Rate for such Delinquent Asset or Foreclosed Loan, and each Charged-Off Asset shall be assigned a value of zero. The Moody’s Structured Note Model shall be applied to each Purchased Asset using the Moody’s Rating Factors corresponding to the Moody’s Ratings for such Purchased Assets.

(c) In reliance on the Asset Inputs provided pursuant to SECTION 7.10(a) on the second Business Day following each Determination Date, Note Purchaser will calculate the Borrowing Base on or prior to the 4th Business Day after the immediately preceding Determination Date and provide such calculation to Servicer for inclusion in the Monthly Report to be delivered pursuant to Section 4.5(e)(i) of the Sale and Servicing Agreement and, if applicable, the Payment Date Report to be delivered pursuant to Section 4.5(e)(ii) of the Sale and Servicing Agreement. In the event of a discrepancy between the Borrowing Base calculated by Note Purchaser pursuant to this SECTION 7.10(c) and the Borrowing Base reflected in the Borrowing Base Certificate delivered pursuant to SECTION 7.10(a), the lower Borrowing Base shall be used for inclusion in the relevant reports.

(d) Upon the request of Note Purchaser, Servicer shall provide to Note Purchaser (on the same day of Note Purchaser’s request), all of the information required in order for Note Purchaser to run the RiskCalc model with respect to one or more Purchased Assets designated by the Note Purchaser and determine the Moody’s Ratings with respect to the Purchased Assets (to the extent that a Moody’s Rating cannot be determined pursuant to clauses (i) or (ii) or the definition thereof). In the event of a discrepancy between the Moody’s Rating calculated by the Note Purchaser pursuant to this Section 7.10(d) with respect to any Purchased Asset, and the Moody’s Rating calculated by Servicer for such Asset, the Moody’s Rating calculated by the Note Purchaser shall control for all purposes of the Basic Documents at all times through and including the next Ratings Determination Date.

(e) In the event that a Borrowing Base Certificate is required to be provided in connection with a Notice of Incremental Note Balance or for any other reason under this Agreement or the other Basic Documents, the Servicer will recalculate the Borrowing Base using (to the extent applicable) the Moody’s Rating Factor for the Purchased Assets that were most recently determined pursuant to SECTION 7.10(b) or, if no such rating has been determined pursuant to SECTION 7.10(b) subsequent to the most recent Ratings Determination Date, the lower of the ratings used in calculating the Borrowing Base pursuant to SECTION 7.10(a) or SECTION 7.10(c). The Note Purchaser may, in its discretion, re-calculate the Borrowing Base as set forth in any Borrowing Base Certificate and, in the event of a discrepancy between the Borrowing Base calculated by the Note Purchaser and the Borrowing Base calculated by the Servicer, the Borrowing Base determined by the Note Purchaser shall control.

ARTICLE VIII

ADDITIONAL COVENANTS

SECTION 8.01 Legal Conditions to Closing. The parties hereto will take all reasonable action necessary to obtain (and will cooperate with one another in obtaining) any consent, authorization, permit, license, franchise, order or approval of, or any exemption by, any Governmental Authority or any other Person, required to be obtained or made by it in connection with any of the transactions contemplated by this Agreement.

SECTION 8.02 Mutual Obligations. On and after the Closing, Issuer and Servicer each will execute and perform all such other acts, deeds and documents as the other party may from time to time reasonably require in order to carry out the intent of this Agreement.

SECTION 8.03 Restrictions on Transfer. Note Purchaser agrees that it will comply with the restrictions on Transfer of the Initial Note set forth in the Indenture and resell the Initial Note only in compliance with such restrictions.

ARTICLE IX

INDEMNIFICATION

SECTION 9.01 Issuer’s Indemnification Obligations. Issuer (for purposes of this Section 9.01, the “Indemnifying Party”) shall indemnify, defend, and hold harmless Note Purchaser and its officers, directors, agents, partners, members, employees and Affiliates (such Persons, collectively, for all purposes of this Agreement, the “Indemnified Parties”) from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) that Indemnified Parties incur or suffer as a result of, or arising out of (a) the Issuer’s breach of any of its representations, warranties, covenants or agreements in this Agreement or in any other document delivered pursuant to or in connection with this Agreement or (b) any setoff rights exercised against the Issuer under any Purchased Asset by the related Borrower or any other Oblige. In no event shall Indemnifying Party or any of its Affiliates or any of their respective directors, members, officers, employees, or agents be liable to any Indemnified Party pursuant to this Section 9.01 for special, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits in connection with or under this Agreement). Seller’s Indemnification Obligations. Seller (for purposes of this Section 9.02, the “Indemnifying Party”) shall indemnify, defend, and hold harmless the Indemnified Parties from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) that Indemnified Parties incur or suffer as a result of, or arising out of (a) the Seller’s breach of any of its representations, warranties, covenants or agreements in this Agreement or in any other document delivered pursuant to or in connection with this Agreement, (b) any setoff rights exercised against the Indemnifying Party under any Purchased Asset by the related Borrower or any other Obligor or (c) Indemnifying Party’s obligations and liabilities (whether past, current or assumed pursuant to the Sale and Servicing Agreement) with respect to, or in connection with, any Purchased Asset, resulting from facts, events, or circumstances arising or occurring with respect to such Purchased Asset prior to the close of business on the related Purchase Date. In no event shall Indemnifying Party or any of its Affiliates or any of their respective directors, members, officers, employees, or agents be liable to any Indemnified Party pursuant to this Section 9.02 for special, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits in connection with or under this Agreement).

SECTION 9.03 Servicer’s Indemnification Obligations. Servicer (for purposes of this Section 9.03, the “Indemnifying Party”) shall indemnify, defend, and hold the Indemnified Parties harmless from and against any Losses that Indemnified Parties incur or suffer as a result of, or arising out of Indemnifying Party’s breach of any of Indemnifying Party’s representations, warranties, covenants or agreements in this Agreement or in any other document delivered pursuant to or in connection with this Agreement. In no event shall Indemnifying Party or any of its Affiliates or any of their respective directors, members, officers, employees, or agents be liable to any Indemnified Party pursuant to this Section 9.03 for special, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits in connection with or under this Agreement).

SECTION 9.04 Indemnification Procedures.

(a) Applicability. This Section 9.04 shall govern the procedures for indemnification of Indemnified Parties pursuant to this Article IX.

(b) Notice of Claims. An Indemnified Party shall promptly notify the Indemnifying Party (pursuant to Section 9.01, Section 9.02 or Section 9.03, as the case may be) if the Indemnified Party receives a complaint, claim, compulsory process or other notice of any Losses or potential Losses and giving rise to a claim for indemnification under this Article IX (each, a “Claim”), but failure so to notify the Indemnifying Party shall not relieve the Indemnified Party from its indemnification obligations under this Article IX unless and to the extent that it did not otherwise learn of such action or proceeding and to the extent such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses.

(c) Cooperation and Assistance; Assumption of Defense. A Indemnified Party receiving notice or knowledge of any Losses or potential Losses shall, at Issuer’s expense:

(i) provide the Indemnifying Party such information and cooperation with respect to such Claim as Issuer may reasonably require, including, but not limited to, making appropriate personnel available to Issuer at such reasonable times as the Indemnifying Party may request;

(ii) cooperate and take all such steps as the Indemnifying Party may reasonably request to preserve and protect any defense to such Claim;

(iii) in the event suit is brought with respect to such Claim, upon reasonable prior notice, afford to the Indemnifying Party the right, which the Indemnifying Party may exercise in its sole discretion and at its expense, to participate in the investigation, defense and settlement of such Claim except that the Indemnifying Party shall not enter into any settlement without the consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) if such settlement attributes liability to the Indemnified Party;

(iv) afford to the Indemnifying Party the right, in its sole discretion and at its sole expense, to assume the defense of such claim (subject to the terms of this Section 9.04), including, but not limited to, the right to designate counsel and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of such Claim; provided that if Issuer assumes the defense of such Claim, the Indemnified Party must consent in writing, which consent shall not be unreasonably withheld, to the entry of any settlement or compromise in respect thereof that attributes liability to the Indemnified Party and Issuer shall not be liable for any fees and expenses of separate counsel employed by any Indemnified Party incurred thereafter in connection with such Claim except that if such Indemnified Party reasonably determines that counsel designated by the Indemnifying Party has a conflict of interest or if the Indemnified Party shall have defenses not available to the Indemnifying Party, the Indemnifying Party shall pay the reasonable fees and disbursements of one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

(v) if the Indemnifying Party assumes the defense of any claim as provided in clause (iv) above, the Indemnifying Party shall (x) periodically (and, upon the reasonable request of the Indemnified Party) update the Indemnified Party regarding the status of the defense of such claims, (y) provide copies of all material correspondence and legal pleadings prepared by counsel employed by the Indemnifying Party with respect thereto to the extent reasonably requested by the Indemnified Party, such claim (as reasonably determined by such Indemnified Party), and (z) without the prior written consent of the Indemnified Party, not permit a default or make any admissions on behalf of the Indemnified Party (other than routine or incontestable admissions) which would prejudice or otherwise forfeit any material right or defense of the Indemnified Party in respect of such claim.

(d) No Indemnified Party shall, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, settle or compromise any Claim giving rise to a claim for indemnity hereunder, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Indemnifying Party of a release from liability in respect of such Claim.

(e) In the event that any Indemnified Party waives its right to indemnification hereunder, the Indemnifying Party shall not be entitled to appoint counsel to represent such Indemnified Party or to exercise the other rights described in this subsection (c) nor shall Issuer reimburse such Indemnified Party for any Losses or costs of counsel to such Indemnified Party.

SECTION 9.05 Indemnification Not General Credit Recourse. SECTION 9.01, Section 9.02 and Section 9.03 shall not be interpreted generally to provide recourse (except as specifically provided in such sections) to the Seller or the Servicer against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of a Borrower or other Obligor with respect to any Purchased Asset.

ARTICLE X

MISCELLANEOUS

SECTION 10.01 Amendments. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by all of the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 10.02 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies) and mailed, e-mailed, telecopied (with a copy delivered by overnight courier) or delivered, as to each party hereto, at its address as set forth in Schedule I hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be deemed effective upon receipt thereof, and in the case of telecopies, when receipt is confirmed by telephone.

SECTION 10.03 No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04 Binding Effect; Assignability.

(a) This Agreement shall be binding upon and inure to the benefit of Issuer, Seller and Note Purchaser and their respective permitted successors and assigns (including any subsequent holders of the Initial Note in accordance with Section 10.04(d)); provided, however, except as provided in clause (d) below, neither Issuer nor Seller shall have any right to assign their respective rights hereunder or interest herein (by operation of law or otherwise) without the prior written consent of Note Purchaser.

(b) Note Purchaser may, in the ordinary course of its business and in accordance with the Basic Documents and applicable law, including applicable securities laws, at any time sell to one or more Persons (each, a “Participant”), participating interests in all or a portion of its rights and obligations under this Agreement. Notwithstanding any such sale by Note Purchaser of participating interests to a Participant, Note Purchaser’s rights and obligations under this Agreement shall remain unchanged, Note Purchaser shall remain solely responsible for the performance thereof, and Issuer and Seller shall continue to deal solely and directly with Note Purchaser and shall have no obligations to deal with any Participant in connection with Note Purchaser’s rights and obligations under this Agreement.

(c) This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as all amounts payable with respect to the Initial Note shall have been paid in full. At any time, if the Collateral is liquidated, and the Notes are paid or extinguished and the obligations of the Note Purchaser to acquire Incremental Note Balances hereunder is terminated, the Basic Documents (including this Agreement) shall terminate except as otherwise provided in Section 10.10.

(d) Note Purchaser may sell or assign the Initial Note only with the prior consent of Seller unless (i) such sale or assignment is to an Affiliate of Note Purchaser or (ii) such sale or assignment occurs following the occurrence of an Event of Default; provided, however, that this Section 10.04(d) shall not limit Note Purchaser’s right to (i) transfer its interest in the Initial Note in the form of a participation of an interest in the Initial Note to a Participant pursuant to Section 10.04(b), (ii) pledge the Initial Note to secure an indebtedness or financing of the Note Purchaser or (iii) transfer the Initial Note pursuant to a repurchase agreement or similar arrangement.

(e) In the event that Note Purchaser sells any participation or assigns or transfers any interest in the Note, each Participant, successor or assign shall agree to make the representations and warranties in Section 6.01(c) of this Agreement.

SECTION 10.05 Provision of Documents and Information. Each of Issuer and Seller acknowledges and agrees that Note Purchaser is permitted to provide to any subsequent Note Purchaser, permitted assignees and Participants, opinions, certificates, documents and other information relating to Issuer, Seller and the Loans delivered to Note Purchaser pursuant to this Agreement provided that with respect to confidential information, such subsequent Note Purchaser, permitted assignees and Participants agree to be bound by Section 8.17 of the Sale and Servicing Agreement.

SECTION 10.06 GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

SECTION 10.07 No Proceedings. Until the date that is one year and one day after the last day on which any amount is outstanding under this Agreement, Seller and Note Purchaser hereby covenant and agree that they will not institute against Issuer or Seller, as the case may be, or join in any institution against Issuer or Seller of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

SECTION 10.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 10.09 No Recourse - Note Purchaser, Seller, Servicer and Issuer. (a) The obligations of Note Purchaser under this Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by Note Purchaser or any officer thereof are solely the corporate obligations of Note Purchaser. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by Note Purchaser or any officer thereof in connection therewith, against any stockholder, limited partner, employee, officer, affiliate, director or incorporator of Note Purchaser. No claim maybe made by the Seller or the Servicer or any other Person against the Note Purchaser and the Secured Parties or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller and the Servicer each hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected. No obligation or liability to any Obligor under any of the Loans, or to any Participation Counterparty under any Participation Agreement, or otherwise in respect of the Assets, is intended to be assumed by the Note Purchaser and the Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.

(b) The obligations of Seller under this Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by Seller or any officer, stockholder, member, manager, employee, director or incorporator thereof are solely the corporate obligations of Seller. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by Seller or any officer thereof in connection therewith, against any Affiliate, stockholder, member, manager, director, employee or officer of Seller.

(c) The obligations of Servicer under this Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by Servicer or any officer, stockholder, member, manager, employee, director or incorporator thereof are solely the corporate obligations of Servicer. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by Servicer or any officer thereof in connection therewith, against any Affiliate, stockholder, member, manager, director, employee or officer of Servicer.

(d) The obligations of Issuer under this Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by Issuer or any officer, stockholder, member, manager, employee, director or incorporator thereof are solely the limited liability company obligations of Issuer. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by Issuer or any officer thereof in connection therewith, against any Affiliate, stockholder, member, manager, director, employee or officer of Issuer.

(e) Note Purchaser, by accepting the Initial Note, acknowledges that such Initial Note represents an obligation of Issuer and does not represent an interest in or an obligation of Seller, Servicer, Indenture Trustee or any Affiliate, member, manager, director, officer, employee or attorney thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Initial Note or the other Basic Documents.

SECTION 10.10 Survival. All representations, warranties, covenants, guaranties and indemnifications contained in this Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the sale or transfer of the Initial Note. Notwithstanding the immediately preceding sentence, the rights and remedies of Note Purchaser with respect to (i) any representation and warranty made or deemed to be made or remade by Issuer, Seller or Servicer pursuant to this Agreement, (ii) the indemnification provisions set forth in ARTICLE IX and (iii) the agreements set forth in Section 10.06, Section 10.07, Section 10.09 and Section 10.13 will be continuing and will survive any termination of this Agreement or any other Basic Document or the repayment of the Notes. All of the representations, warranties and covenants of NewStar Financial, in its capacity as Servicer pursuant to this Agreement, will survive termination of NewStar Financial in such capacity, to the extent of representations and warranties made or deemed made, and obligations arising, prior to such termination.

SECTION 10.11 Tax Characterization. Each party to this Agreement (a) acknowledges and agrees that it is the intent of the parties to this Agreement that for all purposes, including federal, state and local income, single business and franchise tax purposes, the Initial Note will be treated as evidence of indebtedness secured by the Loans and proceeds thereof and the trust created under the Indenture will not be characterized as an association (or publicly traded partnership) taxable as a corporation, (b) agrees to treat the Initial Note for federal, state and local income and franchise tax purposes as indebtedness and (c) agrees that the provisions of all Basic Documents shall be construed to further these intentions of the parties.

SECTION 10.12 Conflicts. Notwithstanding anything contained herein to the contrary, in the event of the conflict between the terms of the Sale and Servicing Agreement and this Agreement, the terms of the Sale and Servicing Agreement shall control.

SECTION 10.13 Expenses. In addition to the rights of indemnification granted under Section 9.01, the Issuer agrees to pay on demand to or at the direction of Note Purchaser (from the capital contribution made to the Issuer pursuant to SECTION 4.01(e), Collections applied pursuant to Section 8.2(b)(ix) of the Indenture and any other cash available to the Issuer, but excluding any other Collections):

(a) all reasonable costs and expenses of the Note Purchaser in connection with:

(i) the preparation, execution and delivery of this Agreement and the other Basic Documents (including without limitation all legal, accounting, third party due diligence and other miscellaneous expenses incurred in connection therewith, but excluding, however. Note Purchaser’s Attorney Costs) (provided, that the aggregate amount of the expenses that are required to be paid by Issuer pursuant to this clause (i) shall be limited to $100,000); and

(ii) any amendment, waiver or modification of this Agreement or the Basic Documents requested by the Issuer or any of its Affiliates and all Attorney Costs of one law firm of Note Purchaser with respect to advising Note Purchaser as to its rights and remedies under this Agreement and the other Basic Documents;

(b) all reasonable costs and expenses, if any (including Attorney Costs for one law firm and any necessary local counsel), of Note Purchaser, in connection with the enforcement (or direction provided to Indenture Trustee with respect to the enforcement) of the Notes, this Agreement and the other Basic Documents; and

(c) any reasonable due diligence expenses incurred by the Note Purchaser (other than to the extent of amounts included in clause (i), above).

SECTION 10.14 Updating List of Authorized Officers. The Persons initially constituting the Authorized Officers of the designated manager of the Issuer are as set forth in Exhibit G. The designated manager of the Issuer may from time to time designate the individuals who are authorized to act as “Authorized Officers” with respect to Issuer pursuant to an Officer’s Certificate distributed to Indenture Trustee, Note Purchaser, Seller and Servicer.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

NEWSTAR WAREHOUSE FUNDING 2005 LLC, as Issuer

By:	NEWSTAR FINANCIAL, INC., its designated manager

By:	/s/ John Kirby Bray
Name:	John Kirby Bray
Title:	Treasurer

NEWSTAR FINANCIAL, INC., as Seller and as Servicer

By:	/s/ John Kirby Bray
Name:	John Kirby Bray
Title:	Treasurer

CITIGROUP GLOBAL MARKETS REALTY CORP., as Note Purchaser

By:	/s/ James Xanthus
Name:	James Xanthus
Title:	Authorized Signer

[Signature Page to Note Purchase Agreement]